Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces Third Quarter 2016 Financial Results

Third Quarter 2016 Highlights

•	Acquisition and integration of Mazon State Bank

•	Diluted earnings per share (“EPS”) of $0.24 for the three months ended September 30, 2016

•	Pre-tax, pre-provision core income of $4.1 million, an increase of 10.70% from the second quarter 2016

•	Net income before taxes of $5.2 million, an increase of 55.10% from the second quarter 2016

•	Asset growth of $121.2 million, or 10.77%, from the second quarter of 2016

•	Loan growth of $84.3 million, or 9.66%, from the second quarter of 2016

•	Deposit growth of $168.4 million, or 18.78%, from the second quarter of 2016

•	Noninterest bearing deposits increase of $43.0 million, or 21.16%, from the second quarter 2016

JOLIET, IL, October 24, 2016 -- First Community Financial Partners, Inc. (NASDAQ: FCFP) (“First Community,” “FCFP” or the “Company”), the parent company of First Community Financial Bank (the “Bank”), today reported financial results as of and for the three and nine months ended September 30, 2016.
Net income applicable to shareholders for the quarter ended September 30, 2016 was $4.1 million, or $0.24 per diluted share, compared with $2.9 million, or $0.17 per diluted share, for the quarter ended September 30, 2015. Net income for the third quarter of 2016 was positively impacted by a $1.9 million bargain purchase option gain related to the acquisition of Mazon State Bank, partially offset by $643,000 of one-time merger-related expenses.
“We’re very pleased with our performance in the third quarter, which was highlighted by the successful completion of the Mazon State Bank acquisition and continued momentum in organic balance sheet growth,” said Roy Thygesen, Chief Executive Officer of First Community. “The integration of Mazon has gone very smoothly as we are seeing strong adoption of our expanded offering of products and services by Mazon’s customers, and we are realizing the synergies we projected for this acquisition.”
“We had another strong quarter of business development, resulting in organic loan growth of 24% and organic growth in demand deposits of 43% on an annualized basis. We are seeing particular strength in commercial loan production due to the expansion of our commercial banking team and our success in capitalizing on market disruption in the Chicagoland area. We continue to have a strong loan and deposit pipeline that should continue to drive quality balance sheet growth and steady improvement in our core earnings power,” said Mr. Thygesen.
Mazon State Bank Acquisition
The Company closed its previously announced acquisition of Mazon State Bank on July 1, 2016. Mazon State Bank had $81.7 million in assets, $32.6 million in loans, and $73.1 million in deposits (including $21.5 million of noninterest bearing deposits) as of the closing of the transaction on July 1, 2016. Mazon State Bank also had $47.1 million in residential real estate loans sold and serviced.

Third Quarter 2016 Financial Results
Loans
At September 30, 2016, total loans were $956.2 million, an increase of $84.0 million, or 9.63%, since the end of the second quarter of 2016 and $213.2 million, or 28.69%, year-over-year. Excluding the $32.6 million in loans added through the Mazon State Bank acquisition, total organic loan growth was $51.7 million in the third quarter of 2016, or 23.71% on an annualized basis. The organic loan growth was the result of a strong loan pipeline along with results produced by the addition of six commercial lenders and one new leasing officer hired during the first quarter of 2016.
Commercial loans grew $35.9 million, or 15.00%, since the end of the second quarter and $94.2 million, or 52.15%, year-over-year. Commercial real estate loans increased $9.5 million, or 2.31%, since the end of the second quarter, and $51.1 million, or 13.84%, year-over-year. Residential real estate loans grew $23.1 million, or 16.03%, since the end of the second quarter and $40.7 million, year-over-year. Construction loans were up $9.4 million, or 30.55%, since the second quarter and $20.8 million, or 106.95%, year-over-year.

Deposits and Other Borrowings
At September 30, 2016, total deposits were $1.07 billion, an increase of $168.4 million, or 18.78%, since the second quarter. Excluding the $73.1 million in deposits added through the Mazon State Bank acquisition, total organic deposit growth was $95.3 million in the third quarter of 2016, or 42.6% on an annualized basis.
Noninterest bearing demand deposits increased $43.0 million, or 21.16%, since the end of the second quarter. Interest bearing transactional accounts (NOW, savings and money market accounts) increased $98.2 million ($34.4 million of which was from the acquisition of Mazon State Bank), or 25.68%, during the third quarter 2016. Time deposits increased $27.3 million ($10.4 million of which was from the acquisition of Mazon State Bank), or 8.75%, to $338.7 million at September 30, 2016, from $311.4 million at June 30, 2016. The ratio of time deposits to total deposits was 31.79% at September 30, 2016, down from 34.72% at June 30, 2016. Other borrowings decreased $52.8 million, or 53.14%, since the end of the second quarter as a result of less reliance on FHLB borrowings after the acquisition of Mazon State Bank.

Net Interest Income and Margin
Third quarter 2016 net interest income was up $1.1 million, or 12.73%, from the second quarter of 2016. The increase was primarily attributable to an increase in average loan balances and higher net interest margin.
The Company’s net interest margin was 3.44% for the third quarter of 2016, compared to 3.39% in the second quarter of 2016. The increase was primarily attributable to a favorable shift in the mix of earning assets and an increase in noninterest bearing balances as a source of funding.

Noninterest Income and Expense
Third quarter 2016 noninterest income increased $1.5 million, or 123.45%, from the second quarter of 2016 and increased $2.0 million, or 260.60%, from the third quarter of 2015. The increase was primarily attributable to a $1.9 million bargain purchase option gain related to the acquisition of Mazon State Bank that was recognized within non-interest income.
Service charges on deposits increased $82,000, or 39.61%, from the second quarter of 2016, which was primarily the result of the Mazon State Bank acquisition. Securities gains of $14,000 were the result of $25.6 million in securities sold during the third quarter to fund loan growth. Mortgage income was also up $46,000, or 39.66%, for the third quarter of 2016, as compared to the second quarter, as a result of higher mortgage sale volumes.
Third quarter 2016 noninterest expense increased $927,000, or 15.12%, from the second quarter of 2016. The increase from the second quarter was primarily related to the acquisition of Mazon State Bank, which included approximately $643,000 of one-time merger-related expenses. Staffing expense related to the acquired locations was $349,000 in the third quarter. In addition, other noninterest expense included $164,000 in stock option expense related to the merger as well as increases in other miscellaneous expenses.

Asset Quality
Total nonperforming assets increased $4.4 million, or 90.38%, to $9.2 million at September 30, 2016 from June 30, 2016. The ratio of nonperforming assets to total assets was 0.74% at September 30, 2016 compared to 0.43% at June 30, 2016. The increase in total nonperforming assets was the result of the addition of one loan relationship to nonaccrual totaling $4.5 million, partially offset by the sales of other real estate owned of $1.5 million during the quarter ended September 30, 2016.
The Company had net charge-offs on loans of $143,000 in the third quarter of 2016, compared to net recoveries of $209,000 in the second quarter of 2016.
The ratios of the Company’s allowance for loan losses to nonperforming loans and allowance to total loans were 144.93% and 1.28% at September 30, 2016, respectively.
The Company recorded a provision for loan losses in the third quarter of 2016 of $383,000 compared to a reversal of $813,000 for the same period in 2015. The current year provision was the result of the loan growth experienced during the third quarter of 2016.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ: FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; unexpected results of acquisitions, including the acquisition of Mazon State Bank; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations; and changes in local, national and international economic conditions. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 14, 2016.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Period-End Balance Sheet
(In thousands)(Unaudited)
Assets
Cash and due from banks	$21,622	$13,777	$9,132	$10,699	$10,110
Interest-bearing deposits in banks	33,349	19,335	30,558	7,406	21,324
Securities available for sale	188,062	179,517	203,874	205,604	215,827
Mortgage loans held for sale	1,331	711	133	400	—
Leases, net	739	448	—	—	—
Commercial real estate	419,958	410,461	378,304	381,098	368,896
Commercial	274,889	239,038	181,142	179,623	180,674
Residential 1-4 family	166,971	143,908	139,208	135,864	126,316
Multifamily	31,880	30,809	31,511	34,272	30,771
Construction and land development	40,253	30,834	27,798	22,082	19,451
Farmland and agricultural production	12,985	9,235	9,060	9,989	8,984
Consumer and other	9,280	7,924	7,250	9,391	7,963
Total loans	956,216	872,209	774,273	772,319	743,055
Allowance for loan losses	12,284	12,044	11,335	11,741	11,753
Net loans	943,932	860,165	762,938	760,578	731,302
Other assets	57,563	51,409	54,227	55,965	44,869
Total Assets	$1,246,598	$1,125,362	$1,060,862	$1,040,652	$1,023,432

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$246,262	$203,258	$204,414	$196,063	$174,849
Savings deposits	61,399	40,603	38,481	36,206	34,933
NOW accounts	151,243	103,324	104,136	102,882	101,828
Money market accounts	267,667	238,229	237,873	233,315	232,195
Time deposits	338,680	311,416	294,076	297,525	302,892
Total deposits	1,065,251	896,830	878,980	865,991	846,697
Total borrowings	61,879	114,701	72,237	68,315	72,551
Other liabilities	4,304	2,722	2,855	3,305	4,065
Total Liabilities	1,131,434	1,014,253	954,072	937,611	923,313
Shareholders’ equity	115,164	111,109	106,790	103,041	100,119
Total Shareholders’ Equity	115,164	111,109	106,790	103,041	100,119
Total Liabilities and Shareholders’ Equity	$1,246,598	$1,125,362	$1,060,862	$1,040,652	$1,023,432

FINANCIAL SUMMARY
	Three months ended,
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income:	(In thousands, except per share data)(Unaudited)
Loans, including fees	$10,229	$9,024	$8,508	$8,401	$8,218
Securities	1,041	1,042	1,101	1,117	1,103
Federal funds sold and other	43	21	19	19	19
Total interest income	11,313	10,087	9,628	9,537	9,340
Interest expense:
Deposits	1,081	957	940	986	973
Federal funds purchased and other borrowed funds	112	119	93	87	98
Subordinated debentures	297	297	297	297	297
Total interest expense	1,490	1,373	1,330	1,370	1,368
Net interest income	9,823	8,714	8,298	8,167	7,972
Provision for loan losses	383	500	—	(515)	(813)
Net interest income after provision for loan losses	9,440	8,214	8,298	8,682	8,785
Noninterest income:
Service charges on deposit accounts	289	207	204	190	188
Gain on sale of loans	7		—	—	—
Gain on sale of securities	14	603	—	212	251
Mortgage fee income	162	116	78	96	178
Bargain purchase gain	1,920	—	—	—	—
Other	381	315	273	261	152
Total noninterest income	2,773	1,241	555	759	769
Noninterest expenses:
Salaries and employee benefits	3,812	3,311	3,256	3,004	2,841
Occupancy and equipment expense	568	429	437	494	486
Data processing	700	690	257	203	248
Professional fees	369	375	392	68	342
Advertising and business development	328	262	215	219	217
Losses on sale and writedowns of foreclosed assets, net	1	31	16	109	58
Foreclosed assets expenses, net of rental income	(99)	60	53	50	(61)
Other expense	1,380	974	1,310	898	1,005
Total noninterest expense	7,059	6,132	5,936	5,045	5,136
Income before income taxes	5,154	3,323	2,917	4,396	4,418
Income taxes	1,019	1,058	889	1,474	1,471
Net income applicable to common shareholders	$4,135	$2,265	$2,028	$2,922	$2,947

Basic earnings per share	$0.24	$0.13	$0.12	$0.17	$0.17

Diluted earnings per share	$0.24	$0.13	$0.12	$0.17	$0.17

	Nine months ended September 30,
	2016	2015
Interest income:	(dollars in thousands, except per share data)(unaudited)
Loans, including fees	$27,761	$24,124
Securities	3,184	3,017
Federal funds sold and other	83	47
Total interest income	31,028	27,188
Interest expense:
Deposits	2,978	2,937
Federal funds purchased and other borrowed funds	324	129
Subordinated debentures	891	1,503
Total interest expense	4,193	4,569
Net interest income	26,835	22,619
Provision for loan losses	883	(1,562)
Net interest income after provision for loan losses	25,952	24,181
Noninterest income:
Service charges on deposit accounts	700	565
Gain on sale of securities	617	272
Mortgage fee income	356	435
Bargain purchase gain	1,920	—
Other	969	465
	4,569	1,737
Noninterest expenses:
Salaries and employee benefits	10,379	8,535
Occupancy and equipment expense	1,434	1,483
Data processing	1,647	710
Professional fees	1,136	1,134
Advertising and business development	805	633
Losses on sale and writedowns of foreclosed assets, net	14	78
Foreclosed assets expenses, net of rental income	50	80
Other expense	3,663	2,840
	19,128	15,493
Income before income taxes	11,393	10,425
Income taxes	2,966	3,527
Net income	$8,427	$6,898

Basic earnings per share	$0.49	$0.41

Diluted earnings per share	$0.48	$0.40

	Three months ended,
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$919,777	$10,229	4.45%	$826,416	$9,024	4.37%	$731,871	$8,218	4.49%
Investment securities (2)	199,139	1,041	2.09%	190,924	1,042	2.18%	207,843	1,103	2.12%
Interest-bearing deposits with other banks	24,580	43	0.70%	11,465	21	0.73%	23,790	19	0.32%
Total earning assets	$1,143,496	$11,313	3.96%	$1,028,805	$10,087	3.92%	$963,504	$9,340	3.88%
Other assets	74,740			50,707			47,787
Total assets	$1,218,236			$1,079,512			$1,011,291

Liabilities
NOW accounts	$122,727	$90	0.29%	$109,354	$81	0.30%	$98,915	$64	0.26%
Money market accounts	260,070	190	0.29%	232,004	162	0.28%	234,898	166	0.28%
Savings accounts	62,179	15	0.10%	39,525	12	0.12%	34,447	15	0.17%
Time deposits	326,860	786	0.96%	292,811	702	0.96%	300,476	728	0.97%
Total interest bearing deposits	771,836	1,081	0.56%	673,694	957	0.57%	668,736	973	0.58%
Securities sold under agreements to repurchase	23,339	10	0.17%	21,650	9	0.17%	33,112	11	0.13%
Secured borrowings	7,752	58	2.99%	9,261	66	2.85%	13,406	86	2.57%
Mortgage payable	—	—	—%	—	—	—%	—	—	—%
FHLB borrowings	42,391	44	0.42%	44,615	44	0.33%	1,413	1	0.28%
Subordinated debentures	15,300	297	7.76%	15,300	297	7.76%	15,300	297	7.76%
Total interest bearing liabilities	$860,618	$1,490	0.69%	$764,520	$1,373	0.72%	$731,967	$1,368	0.75%
Noninterest bearing deposits	239,802			204,016			176,040
Other liabilities	3,726			2,544			5,117
Total liabilities	$1,104,146			$971,080			$913,124

Total shareholders’ equity	$114,090			$108,432			$98,167

Total liabilities and shareholders’ equity	$1,218,236			$1,079,512			$1,011,291

Net interest income		$9,823			$8,714			$7,972

Interest rate spread			3.27%			3.20%			3.13%

Net interest margin			3.44%			3.39%			3.31%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

	Nine months ended September 30,
	September 30, 2016			September 30, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$830,640	$27,761	4.46%	$717,473	$24,124	4.48%
Investment securities (2)	198,867	3,184	2.13%	193,212	3,017	2.08%
Federal funds sold	—	—	—%	—	—	—%
Interest-bearing deposits with other banks	16,464	83	0.67%	16,892	47	0.37%
Total earning assets	$1,045,971	$31,028	3.96%	$927,577	$27,188	3.91%
Other assets	68,064			45,933
Total assets	$1,114,035			$973,510

Liabilities
NOW accounts	$112,221	$242	0.29%	$87,578	$139	0.21%
Money market accounts	242,098	514	0.28%	220,448	457	0.28%
Savings accounts	46,357	38	0.11%	33,074	42	0.17%
Time deposits	304,138	2,184	0.96%	303,240	2,299	1.01%
Total interest bearing deposits	704,814	2,978	0.56%	644,340	2,937	0.61%
Securities sold under agreements to repurchase	22,965	27	0.16%	30,355	25	0.11%
Secured borrowings	9,175	200	2.91%	4,569	88	2.57%
Mortgage payable	—	—	—%	241	14	7.75%
FHLB borrowings	33,059	97	0.39%	1,154	2	0.23%
Subordinated debentures	15,300	891	7.76%	24,424	1,503	8.21%
Total interest bearing liabilities	$785,313	$4,193	0.71%	$705,083	$4,569	0.86%
Noninterest bearing deposits	216,430			168,316
Other liabilities	3,113			4,221
Total liabilities	$1,004,856			$877,620

Total shareholders’ equity	$109,179			$95,890

Total liabilities and shareholders’ equity	$1,114,035			$973,510

Net interest income		$26,835			$22,619

Interest rate spread			3.25%			3.05%

Net interest margin			3.42%			3.25%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

COMMON STOCK DATA

	2016			2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	(Unaudited)
Market value (1):
End of period	$9.52	$8.80	$8.70	$7.24	$6.51
High	9.55	9.10	8.84	7.31	7.00
Low	8.35	8.18	7.00	6.26	6.25
Book value (end of period)	6.68	6.47	6.22	6.05	5.88
Tangible book value (end of period)	6.62	6.47	6.22	6.05	5.88
Shares outstanding (end of period)	17,237,845	17,183,780	17,175,864	17,026,941	17,017,441
Average shares outstanding	17,189,113	17,182,197	17,125,928	16,939,010	16,993,822
Average diluted shares outstanding	17,565,667	17,550,547	17.451354	17,085,752	17,161,783

(1) The prices shown are as reported on the NASDAQ Capital Market

ASSET QUALITY DATA

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
(Dollars in thousands)(Unaudited)
Loans identified as nonperforming	$8,385	$2,622	$2,146	$1,411	$3,117
Other nonperforming loans	91	—	—	67	55
Total nonperforming loans	8,476	2,622	2,146	1,478	3,172
Foreclosed assets	725	2,211	5,231	5,487	4,109
Total nonperforming assets	$9,201	$4,833	$7,377	$6,965	$7,281

Allowance for loan losses	$12,284	$12,044	$11,335	$11,741	$11,753
Nonperforming assets to total assets	0.74%	0.43%	0.70%	0.67%	0.71%
Nonperforming loans to total assets	0.68%	0.23%	0.20%	0.14%	0.31%
Allowance for loan losses to nonperforming loans	144.93%	459.34%	528.19%	794.38%	370.52%

ALLOWANCE FOR LOAN LOSSES ROLLFORWARD
(Dollars in thousands)(Unaudited)	Three months ended,
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Beginning balance	$12,044	$11,335	$11,741	$11,753	$12,420
Charge-offs	340	193	506	133	654
Recoveries	197	402	100	636	800
Net charge-offs	143	(209)	406	(503)	(146)
Provision for loan losses	383	500	—	(515)	(813)
Ending balance	$12,284	$12,044	$11,335	$11,741	$11,753

Net charge-offs	$143	$(209)	$406	$(503)	$(146)
Net chargeoff percentage annualized	0.06%	(0.11)%	0.21%	(0.26)%	(0.08)%

OTHER DATA
(Unaudited)
	Three months ended,
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Return on average assets	1.36%	0.84%	0.78%	1.11%	1.17%
Return on average equity	14.50%	8.36%	7.68%	11.48%	12.01%
Net interest margin	3.44%	3.39%	3.36%	3.29%	3.31%
Average loans to assets	75.50%	76.55%	73.63%	72.12%	72.37%
Average loans to deposits	90.92%	94.16%	88.00%	85.95%	86.63%
Average noninterest bearing deposits to total deposits	22.51%	22.75%	23.35%	23.45%	20.79%

COMPANY CAPITAL RATIOS
(Unaudited)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Tier 1 leverage ratio	9.15%	9.77%	9.72%	9.36%	9.39%
Common equity tier 1 capital ratio	10.84%	11.26%	11.94%	11.62%	11.57%
Tier 1 capital ratio	10.84%	11.26%	11.94%	11.62%	11.57%
Total capital ratio	13.52%	14.14%	14.99%	14.69%	14.71%
Tangible common equity to tangible assets	9.24%	10.47%	10.26%	10.07%	10.07%

NON-GAAP MEASURES

Pre-tax pre-provision core income (1)
(In thousands)(Unaudited)
	For the three months ended,
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Pre-tax net income	$5,154	$3,323	$2,917	$4,396	$4,418
Provision for loan losses	383	500	—	(515)	(813)
Gain on sale of securities	(14)	(603)	—	(212)	(251)
Merger related expenses included in professional fees	24	26	100	—	—
Merger related expenses included in data processing fees	363	410	—	—	—
Severances paid in relation to the merger	92	—	—	—	—
Stock options included in other expense	164
Bargain purchase option	(1,920)	—	—	—	—
Losses (gain) on sale and writedowns of foreclosed assets, net	1	31	16	109	58
Foreclosed assets expense, net of rental income	(99)	60	53	50	(61)
Pre-tax pre-provision core income	$4,148	$3,747	$3,086	$3,828	$3,351

(1)  This is a non-GAAP financial measure. In compliance with applicable rules of the Securities and Exchange Commission, this non-GAAP measure is reconciled to pre-tax net income, which is the most directly comparable GAAP financial measure. The Company’s management believes the presentation of pre-tax pre-provision core income provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.